UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 31, 2008
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 1, 2008, the Nasdaq Listing Qualifications Panel advised A.C. Moore Arts & Crafts, Inc. (the “Company”) that the Company has demonstrated compliance with all Nasdaq Marketplace Rules as a result of the filing of its quarterly report on Form 10-Q for September 30, 2007 on March 27, 2008. Accordingly, the Panel determined to continue the listing of the Company’s stock on The Nasdaq Stock Market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2008, the Board of Directors of the Company approved a special cash retention award for certain key employees. The purpose of the award is to maintain stability of the Company’s leadership team by providing an incentive for these individuals to remain with the Company during the approximately 22-month period over which the award vests. The Company believes that the award is an important component of its compensation package at a time when the Company is seeking to successfully execute its business strategy.
The terms of each cash retention award will be set forth in an award agreement (the “Agreement”) between the Company and the employee. The total cash amount of the special retention award is equal to 100% of the employee’s current base salary. The award vests on September 30, 2008 with respect to 25% of the total amount, on June 30, 2009 with respect to 25% of the total amount and on January 31, 2010 with respect to the remaining 50%. The right to receive any amount that has vested is contingent on continuous full-time employment with the Company and continuing to meet performance expectations under the Company’s internal review process, each through the respective vesting date.
Any unvested amounts will be forfeited upon termination of full-time employment, except for termination due to death or permanent disability. For terminations for those reasons, the employee will receive an amount of the total award that varies depending on when the death or permanent disability occurs. The Agreement also provides for automatic vesting of the awards on a change in control (as defined in the Company’s 2007 Stock Incentive Plan).
The total amounts of the special retention award, subject to the vesting requirements set forth above, for the following executive officers are: Rick A. Lepley, President and Chief Executive Officer — $550,000; Marc Katz, Executive Vice President and Chief Financial Officer — $310,000; Joseph A. Jeffries, Executive Vice President of Operations — $280,000; Craig R. Davis, Senior Vice President of Merchandising and Marketing — $280,000; and Amy Rhoades, Vice President and General Counsel — $179,580.
The foregoing summary of the Agreement is not intended to be complete, and is qualified in its entirety by reference to the Form of Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Special Retention Award Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: April 4, 2008	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Special Retention Award Agreement.